As filed with the Securities and Exchange Commission on October 1, 2026

 Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

F & M BANK CORP.
(Exact name of registrant as specified in its charter)

Virginia	54-1280811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 1111 Timberville, Virginia	22853
(Address of Principal Executive Offices)	(Zip Code)

F & M Bank Corp. 2020 Stock Incentive Plan F & M Bank Corp. 2023 Directors Stock Incentive Plan (Full title of the plan)

Aubrey M. Wilkerson Chief Executive Officer F & M Bank Corp. P.O. Box 1111 Timberville, Virginia 22853
(Name and address of agent for service)

(540) 896-8941
(Telephone number, including area code, of agent for service)

COPIES TO:
Jonathan A. Greene Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 300 Raleigh, North Carolina 27607 Telephone: (919) 781-4000 Facsimile: (919) 781-4865

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering (1) an additional 300,000 shares of F & M Bank Corp.’s (the “Company” or the “Registrant”) common stock to be issued pursuant to the F & M Bank Corp. 2020 Stock Incentive Plan, as amended (the “2020 Plan”) and for which a registration statement of the Registrant on Form S-8 related to the 2020 Plan is effective and (2) an additional 75,000 shares of the Company’s common stock to be issued pursuant to the F & M Bank Corp. 2023 Directors Stock Incentive Plan (the “2023 Plan”) and for which a registration statement of the Registrant on Form S-8 related to the 2023 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the registration statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on (1) August 11, 2020 (File No. 333-244322) relating to the 2020 Plan and (2) May 10, 2024 (File No. 333-279300) relating to the 2023 Plan, each as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed March 27, 2026.
2.	The portions of the Company’s Proxy Statement, filed April 13, 2026, for the Company’s 2026 Annual Meeting of Shareholders incorporated by reference into the Company’s Annual Report on Form 10-K.
3.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed May 13, 2026.
4.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed August 13, 2026.
5.	The Company’s Current Reports on Form 8-K filed February 9, 2026; May 5, 2026; May 19, 2026; May 27, 2026; July 14, 2026; August 26, 2026; and September 28, 2026.
6.

The description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such document.

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Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

4.1	Restated Articles of Incorporation of F & M Bank Corp., incorporated herein by reference from F & M Bank Corp.’s, Quarterly Report on Form 10-Q, filed November 14, 2013
4.2

Articles of Amendment to the Articles of Incorporation of F & M Bank Corp. designating the Series A Preferred Stock, incorporated herein by reference from F & M Bank Corp.’s Current Report on Form 8-K filed December 4, 2014

4.3	Amended and Restated Bylaws of F & M Bank Corp., incorporated herein by reference from Exhibit 3.1 to F & M Bank Corp.’s Current Report on Form 8-K, filed January 28, 2025.
5.1	Opinion of Wyrick Robbins Yates & Ponton LLP*
23.1	Consent of Elliott Davis, PLLC*
23.2	Consent of Yount, Hyde & Barbour, P.C.*
23.3	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page to this Registration Statement)*
99.1	F & M Bank Corp. 2020 Stock Incentive Plan, incorporated herein by reference from Exhibit 10.1 to F & M Bank Corp.’s Quarterly Report on Form 10-Q, filed August 11, 2020
99.2	Amendment to the F & M Bank Corp. 2020 Stock Incentive Plan, incorporated herein by reference from Exhibit 10.1 to F & M Bank Corp.’s Current Report on Form 8-K, filed May 27, 2026
99.3	Amendment No. 2 to the F & M Bank Corp. 2020 Stock Incentive Plan, incorporated herein by reference from Exhibit 10.1 to F & M Bank Corp.’s Current Report on Form 8-K, filed September 28, 2026
99.4	Form of Restricted Stock Award Agreement, incorporated herein by reference from Exhibit 10.7 to F & M Bank Corp.’s Annual Report on Form 10-K, filed March 22, 2023
99.5	F & M Bank Corp. 2023 Directors Stock Incentive Plan, incorporated herein by reference to Exhibit 4.1 to F & M Bank Corp.’s Registration Statement on Form S-8 (No. 333-279300), filed May 10, 2024
99.6

Amendment No. 1 to the F & M Bank Corp. 2023 Directors Stock Incentive Plan, incorporated herein by reference from Exhibit 10.2 to F & M Bank Corp.’s Current Report on Form 8-K, filed September 28, 2026

107.1	Filing Fee Table*

*Filed herewith

[THE NEXT PAGE IS THE SIGNATURE PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockingham County, Virginia, on the 1st day of October, 2026.

F & M BANK CORP.

By:	/s/ Aubrey M. Wilkerson
Aubrey M. Wilkerson
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of F & M Bank Corp., do hereby constitute and appoint Lisa F. Campbell our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date

/s/ Aubrey M. Wilkerson	October 1, 2026
Aubrey M. Wilkerson Chief Executive Officer and Director (Principal Executive Officer)

/s/ Lisa F. Campbell	October 1, 2026
Lisa F. Campbell Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Edward Ray Burkholder	October 1, 2026
Edward Ray Burkholder Director

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/s/ Bret V. Harrison	October 1, 2026
Bret V. Harrison Director

/s/ Neil Houff	October 1, 2026
Neil Houff Director

/s/ Hannah W. Hutman	October 1, 2026
Hannah W. Hutman Director

/s/ Anne B. Keeler	October 1, 2026
Anne B. Keeler Director

/s/ Christopher S. Runion	October 1, 2026
Christopher S. Runion Director

/s/ Erica N. Truban	October 1, 2026
Erica N. Truban Director

/s/ John A. Willingham	October 1, 2026
John A. Willingham Director

/s/ Dean W. Withers	October 1, 2026
Dean W. Withers Director

/s/ Peter H. Wray	October 1, 2026
Peter H. Wray Director

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